Exhibit 99.1

 FOR IMMEDIATE RELEASE

CHAIRMAN’S MESSAGE FROM NICOLET BANKSHARES, INC.
ROBERT B. ATWELL, CHAIRMAN, PRESIDENT AND CEO
As of April 21, 2020

As a public company, Nicolet is subject to the Securities and Exchange Commission (SEC) regulation regarding the form and nature of public communication. This, together with the inherent legal risk involved in making forward-looking statements that subsequently prove inaccurate, has generally constrained many public companies from truly writing and speaking plainly about what they see in the future. On April 8, the Chairman of the SEC took the extraordinary step of directly calling on public companies to communicate how their “operations and financial condition may change as all our efforts to fight COVID-19 progress.” Chairman Clayton further said, “… we would not expect good faith attempts to provide appropriately-framed forward-looking information to be second guessed by the SEC.” This eases regulatory constraints on communication, but does not eliminate the risk of investor litigation when an expected future is later evaluated with the benefit of hindsight. Taking the SEC’s challenge at face value, we will offer this forthright caveat to anyone who chooses to make use of this communication. There is deep irony in being challenged to communicate about the future when we have never encountered a time of less forward visibility. But, no assumption about the future is still a form of assumption. The windshield view is murky, but we have good visibility into the people and businesses throughout our region. We hope that these reflections can be of use to investors, customers and community members.

First Quarter 2020 Is Not Indicative of Future Quarters.
The SEC rightly pointed out that the reporting of historical results and even releasing first quarter 2020 results is of little indicative value at this time. We made some effort to reflect the dramatic changes that occurred in March in our first quarter earnings release, filed today. We face several headwinds. Our margin has just begun to feel the squeeze from the Federal Reserve’s 150 basis point decline in rates and our own actions of adding significant liquidity to our balance sheet. We have significantly increased our loan loss provisioning over what we originally expected for first quarter before COVID-19. While we continue to pay all employees, we also supplemented the pay of our frontline people showing up on-site to perform essential work and eliminated senior management incentive accruals. Hence, we understand that the first quarter is a very inadequate foundation from which to extrapolate the coming quarters.

Preparedness.
As a regular reader of our annual reports can see, we clearly understand our responsibility to keep our institution and our customers as prepared as we reasonably can for both “normal” recessionary periods and systemic shocks such as we are now undergoing. The current leadership launched this bank into the bursting of the dot.com bubble and weathered the post-911 shock. We did some of our finest work to date in the midst of the 2008-2010 financial crisis. The dramatic increase in our strength, profitability and share price since 2012 is a direct result of the severe test we and our customers underwent. The hallmark of that work was radical sincerity with ourselves and our customers about the decisions that we needed to take in a crisis setting. We have not encountered a pandemic before, but we do understand rapid decision-making with incomplete information. Above all we understand how deeply personal our work is. Anyone who says banking isn’t personal, has never sat with a customer facing a choice between collapsing in financial ruin or summoning the fortitude to stand up again after being knocked down by events beyond their control. Any banker who thinks this is all just math has never had to decide when to provide new money when there is not much information other than the full faith and credit evident in the eyes and past behavior of our customers. In communicating with our board and shareholders during the crisis years, we did not hide or color our loan losses with euphemisms like “perfect storm” and “uncharted waters”. We approved those loans, and we resolved them. We stayed profitable, stood by nearly all our customers and grew our loan portfolio. We dramatically increased our market share of loans and deposits, while many competitors deliberately contracted. After facing our challenges directly and quickly, we bought other banks and fixed their problems. That is how the bank grew from $700 million in 2012 to $3.6 billion at year-end 2019. We have a vast multitude of customers who have experienced the difference between a bank run by people they can talk to and bankers who are paid to massage ratios and pitch pricing. Much can be extrapolated about Nicolet’s future from understanding where we and our customers have been. Past performance is no guarantee of future outcomes, but it is the most valuable data available in times of great uncertainty. Nicolet now faces these turbulent times with a strong capital base, stable core deposit funding, an outstanding credit quality history, and strong earnings momentum.

Loan Portfolio Profile.
We have been listening to the various perspectives about the economic after-effects of this public health crisis. We read about V, U and canoe-shaped recoveries. The events triggering this 2020 recession are quite different from those causing the financial crisis of 2008-2010, but the scale of the impact appears to be similar or perhaps worse. The events to date have affected different segments of our customer base in different ways.

The first wave hit restaurants, retail and other hospitality businesses. Approximately 15% of our loan portfolio fits in this category. These are restaurants, entertainment venues and lodging throughout our footprint, but heavily concentrated in our northern recreation markets such as Eagle River, Minocqua and Door County. Tourism and recreation is a leading industry across the northern arc of our locations. Before the CARES Act passed on March 27, we had reached out and put many of those customers on interest only or deferred payments. When these businesses shut down, their revenue goes to zero. Many of them actually close or substantially hibernate for the winter anyway and typically open or ramp up in late May. It is not unusual for these northern seasonal businesses to generate 80% of their revenue in the 90 days of summer. Much of their future depends on when the “shelter at home” orders end and how quickly customers return. It remains possible that our summer recreation markets could benefit from dollars spent closer to home. If the retail shut-down or travel fears effectively cancel our regional seasonal peak, decisions will be harder yet, as these borrowers will essentially be dealing with a “lost year”.

Residential real estate comprises about 24% of loans. Historically, even in stressed times, this segment has performed very well. Our loss experience in the aftermath of the 2008-2010 housing crisis was minimal and foreclosures were negligible. This reflected our grounded approach to underwriting and personal engagement, as well as the attitudes of our customers towards financial risk and personal responsibility.

The core of our commercial lending base is focused in the more vibrant smaller cities stretching from Sturgeon Bay through Green Bay down the Fox Valley to Appleton, Neenah and Oshkosh, as well as a growing presence in the Wisconsin River Valley in the western part of our footprint. About 51% of our loans consist of owner-managed businesses and the buildings in which they operate (C&I). While some of these are retail in nature (part of the 15% described above), the vast majority of C&I is in manufacturing, specialized machinery, construction, medical and other services. Our exposure to investment commercial real estate (CRE) has been consistently low (approximately 17% of loans), and about 4% is in construction and land development. Our CRE lending is focused on longer-term relationships with more liquid developers. About 4% of our portfolio is agriculture, with nearly half in dairy, and by design is largely characterized by low leverage in relation to land value. We have almost no participation loans and we generally do not lend outside our footprint. We are really an organic expression of the economic life of our region. A very high percentage of our C&I customers are operating as essential businesses. Many are experiencing a combination of supply chain issues, workforce challenges and lower demand that have had or will have a dramatic effect on their current year income statements. Many of these companies have a strong enough balance sheet to absorb these challenges for a substantial period. They are cutting costs and conserving cash, much like in 2009. Others will depend on further funding from a combination of external sources, including Nicolet, to ramp back up as conditions improve. Where we have proven operators making the necessary decisions, we will embrace our responsibility to support their rejuvenation. There are a number of positive trends with some customers. Customers with a strong digital sales channel are often seeing growth as shelter at home consumers order on line. Some food and paper products are strong as are indoor recreation providers.

Paycheck Protection Program (PPP) under the Coronavirus Aid, Relief and Economic Security (CARES) Act.
We have responded aggressively to the Paycheck Protection Program, which was announced by the Small Business Administration (SBA) on April 3 and whose specifics continue to roll out. As of April 16, we processed nearly 1,700 PPP applications totaling $309 million. We are moving aggressively to document and fund these commitments to our customers as early as practical. There are some flaws in the program, and we are doing our best to get the necessary modifications made.

While the PPP is an overall positive initiative, it is not really going to address funding to ramp up in the face of what appears to be pretty difficult recessionary conditions.

Potential Loan Losses.
As March was coming to a close, we talked through how to account for the evolving impact of the COVID-19 conditions on loan losses. On January 1, we adopted the new loan loss reserve accounting as required (CECL). We decided to not avail ourselves of the legislative offer to delay our CECL adoption for the short term. We have never been excited about CECL because it represents a lot of change and work for no discernable benefit, but switching back would simply double that work. CECL is simply the most recent effort to infuse an irrational degree of quantitative precision into what remains an inherently subjective process. If you want to know what a future loan loss looks like, don’t ask a CECL accountant; ask a seasoned chief credit officer who bears the scars of prior losses. There certainly was some quantitative analysis put into our decision to add to our first quarter loan loss provisioning, but in the end the $3.0 million provision recorded (compared to $1.2 million provision for the full year 2019) represented a sincere effort to make a directionally accurate acknowledgement of dramatically changed circumstances. In late March the industry research analysts took a stab at estimating the impact on credit costs throughout the industry and on us specifically. We admire their heroic willingness to assume something, but we know they have even less forward visibility than we do. As a benchmark, we initially budgeted 2020 (pre-COVID-19) to have approximately $70 million of pre-tax profit, after a nearly $2 million loan loss provision, and not including any merger activity from our pending acquisitions announced in 2020. This is clearly not a year to see maximized earnings per share, given the wounded customer base. It is a year to stay strong, liquid and make the right decisions in support of our customers. A little understood aspect of loan loss experience is that losses do not occur independent of how we choose to handle our customer base. Where people exhibit the character and capacity to make tough decisions and go all-in with their resources, we will do our part to ride with and inject additional support to get them back on their feet. In 2008-2010, our customer base responded very well. It was heartwarming to see what people could do when faced with a clear choice. We expect people to do what they can do. We do not expect them to do what they cannot. We also expect to do what we should. We can create higher losses by either passively hoping customer problems are solved or by failing to afford people the time and money necessary to turn around. Successful lending is more a process of constructive engagement than of detached quantitative analysis. We know that the PPP is the easy money. The hard money to advance comes later. Many of these post-PPP advances will look like new money extended to already adversely classified loans, which, under normal circumstances, could require provisioning when advanced. Regulators will likely offer some relief from these traditional loan grading standards or definitional classifications, but we will make the right decisions and let the accounting chips fall where they may. Nicolet is constructed to both reflect and elevate the state of business and community life. The scale of challenges within our customer base will by design cause our income statement to reflect the distress of the people we serve. They didn’t ask for this virus and neither did we. We will make responsible choices. Our goal is to be a strong, liquid and supportive vessel of belief in our customers and our market. Doing things right is the way to maximize tomorrow’s value, but not necessarily today’s earnings per share. We know that our 2020 income statement will be down dramatically from 2019’s results. This impact will flow through credit costs, margin compression and other changes. Some of these hits will be offset by cost reductions, as well as growth in fee revenues from exceptionally strong mortgage activity and the yield-adjusting fee income from the PPP.

Liquidity.
In early March, we began building our cash for the potential needs and demands of our customers. We used a variety of liquidity sources including brokered CDs and FHLB advances. We have wholesale funds capacity because we have a strong, diversified, resilient core deposit base and have therefore made very little use of such sources in recent years. At the end of March, we had nearly $242 million in overnight cash accounts. We believe our initial liquidity concerns have now been greatly eased by the scale of federal action in late March through the CARES Act, the Federal Reserve (Fed) and the U.S. Treasury. This liquidity position, should it hold unchanged, would cost us about $2 million annually in negative interest carry. We will continue to evaluate the need to maintain such high levels of liquidity as conditions continue to develop. We don’t want to lean on the Fed; we want to be the Fed to our market.

Community Impact.
This economic shock is not merely a seismic event for businesses. Individuals are learning new ways of communicating, connecting, shopping and learning. Organizations such as hospitals, universities and school districts are now being forced to implement structural changes from which they are highly unlikely to retreat. We are not going back to what was. In our region, hospitals have shut down elective procedures to prepare for a COVID-19 surge. Most of them are burning a lot of cash as they have eliminated their high margin revenue activities and replaced them with empty beds waiting for COVID-19 cases that are characterized by high cost and low margin. Our public university system was already struggling with a sprawling, aging physical infrastructure and declining enrollment. In the space of two weeks, the UW System went from distance learning as an emerging novelty to moving instruction entirely online. Most public and private higher education institutions have seen cash flow flip dramatically negative, and it is far from clear that on-campus enrollment will rise back to pre-COVID-19 levels.

Housing.
Housing markets have been very strong in our region for the last several years. Our mortgage volume continues at its highest level ever, despite COVID-19, with a high percentage representing refinance applications. The full impact of COVID-19 on new home purchases and construction is yet to be realized. We expect that consumer confidence will take time to come back. People have a renewed appreciation for how quickly paper wealth can vanish and income levels can change. This will dampen consumer spending and soften real estate activity. Cash outlays that were once considered appropriate and necessary will be re-evaluated. Families will think differently about what are “needs” and “wants”. In the near term, our mortgage fee income level is greatly benefiting from low rates and will likely continue through much of the year, even as housing markets soften.

Mergers and Acquisitions (M&A).
This stress test will ultimately accelerate the drive toward further consolidation in the banking industry, a trend that we expect to benefit from. In the near-term, it has complicated M&A. We have two pending acquisitions.

Advantage Community Bancshares, Inc. (and its subsidiary bank, Advantage Community Bank) is a small, clean, cash deal. We have the cash, the bank has a great deposit base and a strong risk profile. There is nothing really to delay or complicate the transaction.

Commerce Financial Holdings, Inc. (and its subsidiary bank, Commerce State Bank) is a high growth institution operating in demographically attractive markets. This is a stock-for-stock deal at a fixed exchange ratio, as long as Nicolet’s 20-day Volume Weighted Average Price (VWAP) falls in a range of $62 to $82 per share immediately prior to closing, as defined in the agreement. As the COVID-19 crisis moved to pandemic status in early March, our share price dropped from the lower $70s to the mid $50s with a lot of volatility. While we have generally outperformed the SNL banking index, we are still over 100 days away from the projected transaction closing date and have been trading well below the VWAP collar price of $62 for more than 30 days. If our VWAP stock price moves back above the $62 collar, we expect the transaction will close pending fulfillment of the other closing conditions. As we have communicated to Commerce, if our VWAP price remains below the $62 collar, we expect we will invoke our termination right within the agreement and the transaction will not close.

Policy Implications.
The crisis of 2008-2010 brought a breathtaking expansion of federal initiatives. The Fed, Treasury and FDIC did things no one anticipated they could, should or would do. How these decisions were made and implemented is skillfully chronicled in Andrew Ross Sorkin’s book “Too Big to Fail”. If you are still stuck at home, read it and think about those events. The organs of federal support never really retreated from the stimulating posture taken in those years. These actions sort of worked, and have had a lasting impact on perceptions about what the Federal Government can and should do. Now we find ourselves in circumstances where far more is being done. The scale of liquidity being injected now is a multiple of that former period. We understand that, in these circumstances, what can be done must be done. Unfortunately, these two crises reinforce the fundamental illusion that there is no limit to what federal action can accomplish. This calls forth questions that cut to the heart of our future as a nation as well as our future as a community bank.

1.
Whose trillions are these? Where do they come from? How and when are they paid back and by whom? Much as modern monetary theory would have us think these questions to be hopelessly simplistic, they are very relevant. If these trillions really bear no relationship to future tax rates, GDP growth rates, and currency movements, then why do we wait for a crisis to throw trillions around? Can Congress, the President, the Fed and the Treasury really create money without reference to whose past or future work these dollars represent? There is no question that this massive injection of liquidity will stimulate. To what extent will it merely stimulate asset prices to the benefit of those with investment assets? To what extent will this validate the fundamental illusion that money creates work? Capital can facilitate productivity, but it is people who choose to work, and it is their work which is the foundational source of wealth.

2.
Many people are facing very tough decisions. Some of them involve life and death, and some are more economic in nature. The very difficult economic and political decisions are only just beginning. Our people at Nicolet have been a very effective conduit of federal emergency funding, but the PPP dollars and the broader CARES Act dollars are the easy money. Those dollars are being hustled out to give businesses, hospitals, universities and airlines the chance to face up to questions of how and if to restart, where to cut costs, and how to gain efficiency from what we are all learning. There are real opportunities for forward-looking organizations that grasp the need to change. Where will the money come from to help these organizations stand up, gear up and get back to work? We intend to put Nicolet’s capital, skill and funding behind organizations that show the awareness, capacity and fortitude to address their uncertain future. That work must be launched and sustained into the deeply recessionary conditions that will linger into 2021. What remains unclear is the extent to which federal actions will facilitate, complement or compete with the deployment of our resources.

3.
Nicolet is a pure play, community intermediary. All our equity was raised regionally through stock sold directly and through stock acquisitions of other community banks. Our modest institutional ownership primarily consists of passive investment funds that acquired our stock because we have grown into a public company and are now in the Russell 2000 index. The core of our business is using local deposits, backed by local equity to make local loans. We invest in each other for our regional future. There is much in the scale of federal action at this time to suggest that such regional intermediation is unnecessary. This cuts to the heart of our fundamental value proposition. We are an expression of the trust and cooperation our customers, owners and employees commit to each other. Our owners, depositors and borrowers are not electronic abstractions; still less are they a mere means by which to implement economic theories. They have names and nearly all are known personally by more than one of our 600 people. The coming months will determine whether such local intermediation is merely insufficient to this crisis moment or whether it has been rendered largely unnecessary by forthcoming federal actions.

4.
The Fed has kept interest rates near zero for most of the last twelve years. This is a very unsubtle message that borrowing is more important than saving. The stock market clamors for rate cuts, but the traditional savers who fund our loans don’t rejoice at these actions. Low rates are essentially a tax on traditional savers for the benefit of borrowers. Most of our customers believe that responsible behavior consists of working hard, living modestly and building a safe nest egg. The deliberate suppression of savings rates has crowded these dollars into riskier assets such as the stock market. Do we really want people borrowing more and investing in paper assets, or do we want them working hard and reducing risk? In the weeks since this crisis erupted, it has become easier to see who does the real work essential to community life. We try to approach our work with the humility appropriate to people who see our neighbors make or grow things, drive trucks, put out fires and work in medical centers. In the hierarchy of real work, banks perform a necessary ancillary service. Our engagement doesn’t cause their work, it merely facilitates it. We hope that federal policy makers remember that they too are merely financial intermediaries. What we really need to do is to get people working, taking care of themselves and each other.

Summary.
Nicolet will continue to grow and prosper in coming years. We don’t like stress, but we respond well to it. These dislocations create long-term opportunity for adaptable organizations capable of clear strategic decision-making. We have written in recent years about succession planning and talent development. It is very gratifying to see our people be creative, energetic and resilient. Our front-line leadership encourages and teaches people to accept responsibility and act with thoughtful urgency. These definitely are times when we can see who has the capacity and the will to invest in the renewed success of our customers and of Nicolet. We often hear that business is mostly about people - It’s all about people. The long winter is ending in the north, but shelter in place is prolonging our cabin fever. There is a very palpable drive to get back to work. Things won’t be the same, but the people who keep it together will have learned anew the concrete reality that we need each other, and we are better together. That reality is not merely a general sentiment. This is the whole foundation of Nicolet and of our communities.

Forward Looking Statements “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995.
This Chairman’s Message (“Message”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which Congress passed in an effort to encourage companies to provide information about their anticipated future financial performance. This act protects a company from unwarranted litigation if actual results are different from management expectations. This report reflects the current views and estimates of future economic circumstances, industry conditions, company performance, and financial results of the management of Nicolet. These forward-looking statements are subject to a number of factors and uncertainties which could cause Nicolet’s actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements, and such differences may be material. Forward-looking statements speak only as of the date they are made and Nicolet does not assume any duty to update forward-looking statements. There are a number of factors that could cause our actual results to differ materially from those projected in such forward-looking statements.

In addition to factors previously disclosed in Nicolet’s reports filed with the SEC and those identified elsewhere in this Message, these forward-looking statements include, but are not limited to, statements about (i) Nicolet’s expected COVID-19 pandemic response and how its operations and financial condition may change as a result of the COVID-19 pandemic; (ii) the expected impact on the broader economy with regard to the effects of the COVID-19 pandemic and the government’s response to the COVID-19 pandemic; (iii) Nicolet’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts; and (iv) the expected transactions between Nicolet and Commerce, and Nicolet and Advantage. Other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects” or words of similar meaning generally are intended to identify forward-looking statements. These statements are based upon the current beliefs and expectations of Nicolet’s management and are inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond their control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements and such differences may be material.

Important Information for Investors
A paragraph under the header, “Mergers and Acquisitions,” in this Message relates to the proposed merger transaction involving Nicolet and Commerce. In connection with the proposed merger, Nicolet will file a proxy statement/prospectus contained in a Registration Statement on Form S-4 and other relevant documents concerning the merger with the Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, COMMERCE INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NICOLET, COMMERCE AND THE PROPOSED MERGER. When available, the proxy statement/prospectus will be delivered to shareholders of Commerce. Investors may obtain copies of the proxy statement/prospectus and other relevant documents (as they become available) free of charge at the SEC’s website (www.sec.gov). Copies of the documents filed with the SEC by Nicolet will be available free of charge on Nicolet’s website at www.nicoletbank.com.